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                                                                       EXHIBIT 5


                       ROBINSON, BRADSHAW & HINSON, P.A.

                                  [LETTERHEAD]


                                  July 21, 2000



Affinity Technology Group, Inc.
1201 Main Street, Suite 2080
Columbia, South Carolina  29201

         Re:      Affinity Technology Group, Inc.
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Affinity Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the registration of 969,696 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company ("Common Stock") under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed today by the Company with the Securities and Exchange Commission (the "Commission"). The Shares consist of (i) 484,848 shares of Common Stock (the "Initial Shares") issued by the Company pursuant to the Common Stock Purchase Agreement, dated as of June 2, 2000 (the "Purchase Agreement"), between the Company and Redmond Fund, Inc., a Nevada corporation ("Redmond"), and (ii) 484,848 shares of Common Stock (the "Warrant Shares") issuable by the Company under a Common Stock Purchase Warrant, dated as of June 5, 2000, issued by the Company to Redmond pursuant to the Purchase Agreement (the "Warrant"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Registration S-K.

         In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied on an officer's certificate as to certain factual matters.

         Based on the foregoing, we are of the opinion that:

         1. The Initial Shares are duly authorized, validly issued, fully paid and nonassessable; and

         2. The Warrant Shares are duly authorized and, when issued upon the terms and conditions of the Warrant, will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         Robinson, Bradshaw & Hinson, P.A.

                                         By:  /s/ David W. Dabbs
                                             -----------------------------
                                             David W. Dabbs